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                     SECURITIES AND EXCHANGE COMMISSION
                          Washington, D.C.  20549


                                FORM 8-K


                              CURRENT REPORT
  Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934


      Date of report (Date of earliest event reported): July 19, 2000


                            TRIMAINE HOLDINGS, INC.
           (Exact Name of registrant as Specified in Its Charter)


                                Washington
                         (State of Incorporation)


          000-26354                                91-1636980
    (Commission File Number)          (I.R.S. Employer Identification No.)


              6 Rue Charles-Bonnet, 1206 Geneva, Switzerland
       (Address of Principal Executive Offices, including Zip Code)


                             (604) 683-5767
             (Registrant's Telephone Number, including Area Code)

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ITEM 2.     ACQUISITION OR DISPOSITION OF ASSETS.

On July 19, 2000, TriMaine Holdings, Inc. (the "Company") completed the sale of a 29.34 acre parcel zoned for retail/commercial use on the north side of its real property in the City of Gig Harbour, Washington (the "North Parcel") to Albertson's, Inc. (the "Buyer") for gross proceeds of approximately $4.5 million. The sale of the North Parcel was made pursuant to an option agreement (the "Option Agreement") dated November 10, 1997, as amended, which provides the Buyer with an option to purchase certain property zoned for retail/commercial use out of a larger parcel of undeveloped real property owned by the Company in the City of Gig Harbour.


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                               SIGNATURES


Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.



Registrant:      TRIMAINE HOLDINGS, INC.
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By:              /s/ Rene Randall
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                 RENE RANDALL, SECRETARY


Date:            August 4, 2000
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